FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) or (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                ANDRX CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                               65-1013859
        -----------------------                  ---------------------
        (State of incorporation                    (I.R.S. Employer
           or organization)                      (Indemnification No.)

          4001 Southwest 47th Avenue
           Ft. Lauderdale, Florida                                33314
  ----------------------------------------                     ----------
  (Address of principal executive offices)                     (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on
    to be so registered               which each class is to be registered
    -------------------               ------------------------------------

                            NONE

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates: N/A

         Securities to be registered pursuant to Section 12(g) of the Act:

Andrx Corporation - Andrx Group Common Stock                 $.001 par value
Andrx Corporation - Cybear Group Common Stock                $.001 par value

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Item 1.  Description of Registrant's Securities to be Registered.

         Reference is made to the description of the Registrant's common stock, par value $.001 per share, in the section entitled "The Reorganization - Description of Andrx Group Common Stock and Cybear Group Common Stock " contained in the Registrant's Registration Statement on Form S-4 (Registration No. 333-38226) filed with the Securities and Exchange Commission on May 31, 2000, and as subsequently amended on July 21, 2000.

Item 2.  Exhibits       Description

           3.1          Amended and Restated Certificate of Incorporation(1)
           3.2          Bylaws(2)
           4.1 Specimen Certificate of Andrx Corporation - Andrx Group Common Stock(3)
           4.2 Specimen Certificate of Andrx Corporation - Cybear Group Common Stock(3)

---------------
(1) Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-4 (Registration No. 333-38226) filed with the Securities and Exchange Commission on May 31, 2000.
(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-38226) filed with the Securities and Exchange Commission on May 31, 2000.
(3)      Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 6, 2000                    ANDRX CORPORATION



                                            By: /S/ ANGELO C. MALAHIAS
                                               --------------------------------
                                                Angelo C. Malahias
                                                Vice President and
                                                Chief Financial Officer

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                                 EXHIBIT INDEX

 EXHIBIT          DESCRIPTION
 -------          -----------
   4.1            Specimen Certificate of Andrx Corporation - Andrx Group
                  Common Stock

   4.2            Specimen Certificate of Andrx Corporation - Cybear Group
                  Common Stock